Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 4, 2017 relating to the financial statements of Solid Biosciences LLC, which appears in Solid Biosciences Inc.’s Prospectus filed on January 29, 2018 pursuant to Rule 424(b). We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 29, 2018